                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT (21)

SUBSIDIARIES OF THE REGISTRANT

                                                                  STATE OF
                                                                INCORPORATION
NAME                                                           OR ORGANIZATION
----                                                           ---------------
CORPORATIONS:

Uni-Marts of America, Inc.                                        Delaware

Uni Realty of Luzerne, Inc.                                       Delaware

Uni Realty of Wilkes-Barre, Inc.                                  Delaware

LIMITED PARTNERSHIPS:

Uni Realty of Luzerne, L.P.                                       Delaware

Uni Realty of Wilkes-Barre, L.P.                                  Delaware

These above entities do business only under their legal names.